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               [Letterhead of Kostin, Ruffkess & Company, LLC]


            CONSENT TO INCLUDE REPORT ON STATEMENT OF OPERATIONS,
                   STOCKHOLDERS' EQUITY AND CASH FLOWS AND
                         SCHEDULES IN PROXY STATEMENT

We consent to the use of our report dated March 15, 1995 included in the Proxy Statement/Prospectus and to the reference of our firm under the heading "Experts" in the Proxy Statement/Prospectus which is part of the Registration Statement filed by Philips International Realty Corp. on Form S-4 with the Securities and Exchange Commission and any amendments thereto.

KOSTIN, RUFFKESS & COMPANY, LLC

/s/ Kostin, Ruffkess & Company, LLC
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West Hartford, Connecticut
December 9, 1997